Exhibit 10.2

                            INVESTOR RIGHTS AGREEMENT

                  INVESTOR RIGHTS AGREEMENT (this "Agreement"), dated as of April 10, 2007, by and among: (a) Optionable, Inc., a Delaware corporation (the "Company"), (b) NYMEX Holdings, Inc., a Delaware corporation (the "Investor"), and (c) Mark Nordlicht, Edward O'Connor, through Ridgecrest Capital, Inc., a New York corporation ("Ridgecrest"), and Kevin Cassidy, through Pierpont Capital, Inc., a New York corporation ("Pierpont") (each a "Founder" and collectively, the "Founders").

                  WHEREAS, as part of the transactions contemplated by the Stock and Warrant Purchase Agreement, dated as of April 10, 2007 (the "Stock and Warrant Purchase Agreement"), by and among the Company, the Investor and the Founders, the Investor is purchasing (i) an aggregate 10,758,886 shares of Common Stock (as defined below) of the Company from the Founders, and (ii) the Warrant (as defined below) from the Company;

                  WHEREAS, the Investor, the Founders and the Company desire to enter into this Agreement for the purpose of governing certain aspects of the Stockholders' (as defined below) relationships with each other and the Company; and

                  WHEREAS, it is in the best interests of the Company and the Stockholders that such aspects of their relationships be so governed;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound the parties hereto hereby agree as follows:

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

                  (a) "Acceptance Period" has the meaning set forth in Section 2(a)(i) hereof.

                  (b) "Accepted Number" has the meaning set forth in Section 2(a)(ii) hereof.

                  (c) "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary herein, none of
(i) the Investor (and its Affiliates) nor (ii) any of the individual Founders (and their Affiliates) shall be deemed to be an Affiliate of any other.

                  (d) "Agreement" has the meaning set forth in the introductory paragraph.

                  (e) "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

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                  (f) "Change of Control" means the acquisition by any
independent third party or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Common Stock or voting stock of the Company (directly or through the acquisition of voting power of voting stock of any of the Company's direct or indirect parent companies, if applicable).

                  (g) "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

                  (h) "Company" has the meaning set forth in the introductory paragraph and any successor corporation.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Excluded Stock" means any shares of Common Stock (A) issued upon exercise of options granted under the Company's 2004 stock option plan, (B) issued upon exercise of any other options, warrants or other rights outstanding on the date hereof, (C) issued to officers and employees pursuant to employment agreements in existence on the date hereof, (D) issued as consideration when any corporation or business is acquired, merged into, or becomes part of the Company or a subsidiary of the Company, (E) issued upon exercise of any options, warrants or other rights assumed by the Company in connection with a merger or other acquisition, provided, that such options, warrants or other rights assumed by the Company shall not have been issued in connection with or in contemplation of such merger or acquisition, (F) issued in good faith in connection with any other acquisition of assets in an arms-length transaction between the Company and an unaffiliated third party, (G) issued to, or pursuant to rights granted to, unaffiliated market makers who enter into warrant agreements with the Company and the issuance of such shares, or the exercise of such rights, is (x) subject to the achievement by the market maker of specified volume milestones in cleared products, and (y) at an issuance, or exercise, price that is not less than the fair market value of the Common Stock on the date of grant, or (H) issued to, or pursuant to rights granted to, unaffiliated landlords, equipment lessors, lenders, other financial institutions, or other vendors to, or strategic partners of, the Company; provided, that any shares issuable pursuant to sections (D), (F) and (H) above in excess of 300,000 shares in the aggregate, and any shares issuable pursuant to section (G) above in excess of 1,200,000 shares in the aggregate shall not constitute Excluded Stock.

                  (k) "First Offer" has the meaning set forth in Section 2(a)(i) hereof.

                  (l) "Founders" has the meaning set forth in the introductory paragraph.

                  (m) "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

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                  (n) "Investor" has the meaning set forth in the introductory paragraph.

                  (o) "Investor Director" has the meaning set forth in Section 4 hereof.

                  (p) "Offer" has the meaning set forth in Section 2(c) hereof.

                  (q) "Offered Shares" has the meaning set forth in Section 2(a)(i) hereof.

                  (r) "own," "hold" or "held" (and words of similar import), with respect to any shares of Common Stock, means either held of record or beneficially owned within the meaning of Rule 13d-3 under the Exchange Act.

                  (s) "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (t) "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Investor.

                  (u) "SEC" means the Securities and Exchange Commission or any successor agency thereto.

                  (v) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as shall be in effect from time to time.

                  (w) "Stock and Warrant Purchase Agreement" has the meaning set forth in the recitals.

                  (x) "Stockholder" means the Investor and each Founder and, as the context requires, their respective transferees to the extent that they are required to be bound by the terms and provisions hereof and/or to the extent that they have succeeded to the transferor's rights hereunder pursuant to the terms and provisions hereof.

                  (y) "Stockholder Acceptance Period" has the meaning set forth in Section 2(b)(i) hereof.

                  (z) "Stockholder Accepted Number" has the meaning set forth in
Section 2(b)(ii) hereof.

                  (aa) "Stockholder First Offer" has the meaning set forth in
Section 2(b)(i) hereof.

                  (bb) "Stockholder Offered Shares" has the meaning set forth in
Section 2(b)(i) hereof.


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                  (cc) "Stockholder Offeror" has the meaning set forth in
Section 2(b)(i) hereof.

                  (dd) "Third Party" means any Person (other than the Investor or a Founder) that (i) is a prospective transferee of (A) Offered Shares from the Company or (B) Stockholder Offered Shares from any Stockholder or (ii) makes an Offer to the Company or any Founder.

                  (ee) "Transfer" has the meaning set forth in Section 2(a)(i) hereof.

                  (ff) "Voting Stock" means the Common Stock and any other class or series of securities of the Company having the power to elect directors (and shall include any shares of Voting Stock issuable upon exercise, conversion or exchange of securities exercisable or exchangeable for or convertible into shares of Voting Stock).

                  (gg) "Warrant" means the warrant issued by the Company to the Investor pursuant to the Stock and Warrant Purchase Agreement to purchase from time to time such number of shares of Common Stock so as to increase the Investor's ownership of the Company's Common Stock to an amount not to exceed 40% of the Company's then outstanding Common Stock on a fully diluted basis (based on the assumption that the Investor had retained ownership of all the shares of Common Stock purchased under the Stock and Warrant Purchase Agreement, plus all shares of Common Stock issued upon exercise of the Warrant).

                  Section 2. Right of First Refusal; Change of Control Offers. For so long as the Investor owns or holds at least 5,379,443 shares of Common
Stock:

                  (a) Transfers by the Company.

                           (i) If at any time the Company proposes to sell, transfer or otherwise dispose of (a "Transfer"), any shares of Common Stock (a "Company Offer"), options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than shares issuable upon the exercise of options, warrants or convertible securities outstanding as of January 22, 2007) (the "Offered Shares") to any bona fide Third Party, the Company shall, before such Transfer, deliver to the Stockholders an offer (the "First Offer") to Transfer to the Stockholders a pro rata percentage of the Offered Shares based on each Stockholder's percentage ownership interest in the Company and upon the terms set forth in this Section 2(a). The First Offer shall state that the Company proposes to Transfer the Offered Shares and specify the number of Offered Shares and the terms (including the purchase price) of the proposed Transfer and the maximum number of Offered Shares each Stockholder would be entitled to purchase pursuant to this Section 2(c), which is equal to such Stockholder's pro-rata portion of the Offered Shares. The First Offer shall remain open and irrevocable for a period of fifteen (15) days (the "Acceptance Period") from the date of its receipt by the Stockholders.

                           (ii) Any of the Stockholders may accept the First Offer, in whole or in part, by delivering to the Company written notice within the Acceptance Period, which notice shall state the number of Offered Shares such Stockholder desires to purchase (the "Accepted Number").

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                           (iii) The Transfer of Offered Shares to a
         Stockholder, to the extent a Stockholder has exercised its rights under this Section 2(a), shall be made on a Business Day, as designated by the Company, not less than ten (10) nor more than thirty (30) days after expiration of the Acceptance Period on the terms and conditions specified in the First Offer, which terms and conditions shall be identical to the terms of the proposed Transfer to the Third Party.

                           (iv) If the number of Offered Shares exceeds the aggregate Accepted Number of Offered Shares with respect to which the Stockholders exercised their rights under this Section 2(a), the First Offer shall be deemed to be withdrawn with respect to such excess and the Company may Transfer, subject to the provisions of Section 3 hereof, such excess Offered Shares on the terms, conditions and purchase price specified in the First Offer (which shall be the same terms, conditions and purchase price available to a Stockholder exercising rights pursuant to this Section 2(a)) to any Third Party within ninety (90) days after expiration of the Acceptance Period. If such Transfer is not made within such 90 day period, the restrictions provided for in this Section 2(a) shall again become effective.

                           (v) In the event the Company or such Third Party, as the case maybe, shall modify the terms of the proposed Transfer of Offered Shares in any way, the Company shall send an amended First Offer to each of the Stockholders. Each Stockholder shall, if it so desires to exercise its right of First Offer, as so amended, prior to the later of five (5) days after the date such amended First Offer is received by such Stockholder or the end of the original Acceptance Period, deliver to the Offeror an amended notice of acceptance specifying the amended Accepted Number and/or such other amended term of acceptance pursuant to this Section 2(a).
                  (b) Transfers by a Stockholder.

                           (i) In the event of a proposed Transfer of Common Stock beneficially owned by any of the Stockholders (a "Stockholder Offeror") which, in one or a series of related transactions, represents 5% or more of the Company's then outstanding Common Stock on a fully diluted basis ("Stockholder Offered Shares") to any bona fide Third Party, the Stockholder Offeror shall, before such Transfer, deliver to the other Stockholders an offer (the "Stockholder First Offer") to Transfer to such Stockholders a pro rata percentage of the Stockholder Offered Shares based on each other Stockholder's percentage ownership interest in the Company and upon the terms set forth in this Section 2(b); provided, however, that this Section 2(b) shall not apply in connection with (A) any sales by the Investor in an underwritten offering or in any such other offering by the Investor, both as described in the Registration Rights Agreement or pursuant to Rule 144 (provided that the purchaser of the shares sold by the Investor in any such non-underwritten offering shall not, as a result of such purchase from the Investor, hold more than 5% of the Common Stock of the Company), (B) any transfers by the Investor to a wholly-owned subsidiary, (C) any distribution to the stockholders of the Investor,
         (D) in the case of a Founder which is a corporation (v) any transfer to a wholly-owned subsidiary, or (w) any distribution to the stockholders of such corporation, (E) in the case of a Founder (or any distributee of shares from a Founder permitted by clause (D)(w), above), any transfer to (x) a spouse, sibling or lineal ancestor or descendant or any adopted children, (y) a trust or trusts of which a Founder (or permitted distributees) are the primary beneficiaries or charitable remainder trusts in which any such stockholder (or permitted distributee) has an interest, or (z) a partnership or limited liability company in which any such Founder (or permitted distributees) are the only partners or members, as the case may be; provided, however that any such transferee or other recipient receiving shares of Common Stock pursuant to a transfer governed by subsections (B), (C), (D) or (E) of this Section 2(b) will agree to become bound by the same restrictions on transfer and right of first refusal provisions and in the same manner as the Investor and the Founders, as applicable. The Stockholder First Offer shall state that the Stockholder Offeror proposes to Transfer the Stockholder Offered Shares and specify the number of Stockholder Offered Shares and the terms (including the purchase price) of the proposed Transfer. The Stockholder First Offer shall remain open and irrevocable for a period of fifteen (15) days (the "Stockholder Acceptance Period") from the date of its receipt by the other Stockholders.

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                           (ii) The other Stockholders may accept the
         Stockholder First Offer by delivering to the Stockholder Offeror written notice within the Stockholder Acceptance Period, which notice shall state the number of Stockholder Offered Shares such other Stockholder desires to purchase (the "Stockholder Accepted Number").

                           (iii) The Transfer of Stockholder Offered Shares to the other Stockholders to the extent the other Stockholders have exercised their rights under this Section 2(b), shall be made on a Business Day, as designated by the Stockholder Offeror, not less than ten (10) nor more than thirty (30) days after expiration of the Stockholder Acceptance Period on the terms and conditions specified in the Stockholder First Offer, which terms and conditions shall be identical to the terms of the proposed Transfer to the Third Party.

                           (iv) If the number of Stockholder Offered Shares exceeds the aggregate Stockholder Accepted Number of Stockholder Offered Shares with respect to which the other Stockholders exercised their rights under this Section 2(b), the Stockholder First Offer shall be deemed to be withdrawn with respect to such excess and the Stockholder Offeror may Transfer, subject to the provisions of Section 3 hereof, such excess Stockholder Offered Shares on the terms, conditions and purchase price specified in the Stockholder First Offer (which shall be the same terms, conditions and purchase price available to the other Stockholders exercising rights pursuant to this Section 2(b)) to any Third Party within ninety (90) days after expiration of the Stockholder Acceptance Period. If such Transfer is not made within such 90 day period, the restrictions provided for in this Section 2(b) shall again become effective.

                           (v) In the event a Stockholder Offeror or such Third Party, as the case maybe, shall modify the terms of the proposed Transfer of Stockholder Offered Shares in any way, the Stockholder Offeror shall send an amended Stockholder First Offer to the other Stockholders. The other Stockholders shall, if they so desire to exercise their right of Stockholder First Offer, as so amended, prior to the later of five (5) days after the date such amended Stockholder First Offer is received by such other Stockholders or the end of the original Stockholder Acceptance Period, deliver to the Stockholder Offeror an amended notice of acceptance specifying the amended Stockholder Accepted Number and/or such other amended term of acceptance pursuant to this Section 2(b).

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                  (c) Transfer Leading to Change of Control. In the event that any of the Company or the Founders has received a bona fide offer (an "Offer") by an independent Third Party to purchase shares of capital stock of the Company (including shares with preferential voting rights and shares issuable upon conversion or exercise of options and warrants or other convertible securities of the Company) that would reasonably likely lead to a Change of Control, before accepting such Offer (i) the Company or the Founder, as the case may be, shall, within three (3) days of receipt of such Offer, provide written notice to the Investor of the identity of the independent Third Party and the material terms and conditions of the Offer, and (B) afford the Investor a period of ten (10) days in which to submit its own proposal for a Change of Control transaction. In the event that the Company or the Founder, as the case may be, does not receive a proposal for a Change of Control transaction from the Investor within such 10 day period, the Company or the Founder, as the case may be, shall be free to accept the Offer upon terms no less favorable than those set forth in the original Offer. In the event that the Company does receive a proposal for a Change of Control transaction from the Investor, the Board of Directors of the Company, in the good faith exercise of its business judgment, may determine to accept neither offer, to accept the offer which the Board of Directors finds to be more favorable to the Company or to solicit additional offers from the independent Third Party, the Company and others. In the event of any inconsistency between the provisions of Section 2(a) and this Section 2(c) with respect to an Offer likely to lead to a Change of Control, the provisions of this Section 2(c) shall control.

                  (d) The right of first refusal set forth in Sections 2(a) and 2(b) above shall not apply with respect to Excluded Stock.

                  Section 3. Standstill. The Investor will not purchase any additional shares of the Company's Common Stock until the one year anniversary of the date hereof, provided, however, that, notwithstanding the foregoing, the foregoing shall not restrict, limit, prohibit or prevent (i) the Investor Director from taking any action or omitting to take any action in his capacity as a director of the Company, (ii) the Investor from voting its securities at any meeting of the stockholders or by written consent in lieu thereof in any manner determined by the Investor, (iii) any representative of the Investor who serves as a director, officer or Affiliate of any other company (other than a subsidiary of the Investor) from taking any action or omitting to take any action in his capacity as a director, officer or Affiliate of such company, (iv) the Investor from exercising its rights of first refusal (as described in Section 2), (v) the Investor from exercising the Warrant, or (vi) the Investor from investing in any entity that, prior to contemplation of any such investment, owns or holds shares of the Company's Common Stock.

                  Section 4.        Corporate Governance.

                  (a) As of the date hereof and for so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, the Investor will be entitled to designate one (1) person (reasonably acceptable to the Company) that the Company is required to nominate as a member of the Company's board of directors (the "Investor Director"), who shall initially be Benjamin Chesir, and each of the Founders shall be required to vote shares they own or hold in approval of such nomination. For so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, the Investor shall be required to vote its shares in favor of each individual nominated as a member of the Company's board


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of directors by the board of directors, by the nominating committee of the
Company or such other ad hoc committee as may be acting in such nominating role. As of the date hereof the Company agrees to increase the number of members of the Company's board of directors by one and to fill such additional position with the Investor Director. Subject to applicable law and the rules governing the over the counter bulletin board market or any national securities exchange on which equity securities of the Company may be listed hereafter, as applicable, as of the date hereof and for so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, the Investor Director shall have the right to be designated to serve on each committee of the board of directors (other than the audit committee, which shall be comprised solely of independent directors).

                  (b) The Founders agree that in the event of any vacancy on the Board of Directors, whether caused by the death, disability, retirement, resignation, removal, termination of term of office or otherwise, with respect to any Investor Director, the Founders will use their commercially reasonable efforts to call, or to cause the appropriate officers of the Company to call, a special or general meeting of stockholders and to vote, and to cause their Affiliates to vote, all shares of Voting Stock beneficially owned or held of record by them and their Affiliates for, or to take and to cause their Affiliates to take all actions by written consent in respect of all such shares of Voting Stock in lieu of any such meeting, and shall take all reasonable actions within their control that are necessary to cause, the election to the Board of Directors of another individual designated by the Investor to fill such vacancy; provided that the foregoing shall not apply in the event that the Board of Directors takes such action to so constitute the Board of Directors without stockholder action.

                  (c) The Investor may at any time request that a person nominated by it in accordance with this Section 4 be removed as a member of the Board of Directors, with or without cause, and upon the written request of the Investor to the Founders, the Founders agree to vote, and to cause their respective Affiliates to vote, all of their Voting Stock to effect such removal.

                  (d) The Company agrees to cooperate with the Investor, and to take all such actions that it may lawfully take, to achieve the results intended by this Section 4.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, for so long as the Investor owns or holds 5,379,443 shares of Common Stock, no transfer of shares of Voting Stock by the Investor or by the Founders (or any of their respective Affiliates), other than transfers of less than 5% of the Company's then outstanding shares of Common Stock on a fully diluted basis permitted under Section 2(b)(i), shall be effective and the Company agrees that no such purported transfer shall be recognized by it or registered on its books and records, unless the transferee agrees in writing to be bound by the obligations of the Investor or the Founders, as applicable, set forth in this
Section 4.

                  Section 5. Protective Provisions. For so long as the Investor owns or holds at least 5,379,443 shares of Common Stock, consent of the Investor Director, which consent, will not be unreasonably withheld, is required for:

                  (a) The issuance, authorization or increase in the authorized amount of, or the issuance or authorization of any obligation or security convertible into or evidencing a right to purchase, or the reclassification of any of the Company's authorized stock into any stock of any class, or any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking senior to the Common Stock of the Company purchased by the Investor as to voting or dividends or upon the distribution of assets upon the Company's dissolution, liquidation or the winding up of its affairs with an aggregate (since the date hereof) liquidation preference, either in one or a series of related transactions, of greater than $10.0 million;

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                  (b) Acquiring any business or assets (including through the entry into any joint venture or strategic alliance) involving aggregate consideration or commitments having a value (taking into account the value of any non-cash consideration paid or committed to) in excess of $30.0 million, individually or in the aggregate from the date hereof, or making any sales or other dispositions of businesses or assets (including issuance or sales of capital stock of subsidiaries to third parties) having a value (taking into account the value of any non-cash consideration paid or committed to) in excess of $10.0 million, individually or in the aggregate, in each case during any 18 month period;

                  (c) Any related party transaction or series of related party transactions in excess of $5.0 million;

                  (d) Any (x) dividend or distribution (whether made in cash, securities or other property) declared or paid on or with respect to, or any repurchase or optional redemption of, any shares of capital stock of the Company or (y) issuance of debt (including convertible or exchangeable debt), which, in the case of each of (x) and (y), exceed $10.0 million in the aggregate (since the date hereof); and

                  (e) The Company or any subsidiary to engage in any business other than any business which is the same, similar, ancillary or related to any of the businesses that the Company and its subsidiaries were engaged in on January 22, 2007.

                  Section 6.        Information, Audit and Inspection Rights.

                  (a) Financial and Other Reports. For so long as the Investor owns at least 5,379,443 shares of Common Stock:

                           (i) So long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will use its reasonable best efforts to file with the SEC, at the times specified for the filing of such information, and shall simultaneously furnish the Investor with copies of, such annual and quarterly reports as are specified in Sections 13 or 15(d) of the Exchange Act and applicable to a U.S. person subject to such sections. If the Company has not filed such annual or quarterly reports with the SEC within fifteen (15) calendar days of the times specified for the filing of such information, the Company shall be required to, immediately thereafter, provide the Investor with the financial information set forth in Section 6(a)(ii) below.

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                           (ii) At any time that the Company is not subject to
         the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Investor (x) quarterly unaudited summary consolidated financial information within 45 days after the end of each quarter, and (y) annual consolidated audited financial statements within 75 days after each year end, which, in the case of
         (x) and (y) above, shall be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis.
                           (iii) If the Investor is required to consolidate the Company into the Investor's financial statements, the Company shall furnish such additional information as may be reasonably requested by the Investor and necessary for such consolidation.

                           (iv) The Investor and, to the extent applicable, its regulators will have reasonable access to information and the Company's management and other employees.

                           (v) The Investor and its external and internal auditors will have the right to audit or examine the Company's books and records and its policies and procedures, within reasonable bounds of frequency and amount of time required from the Company.

                           (vi) The Company will provide such other assistance and cooperation as is reasonably requested by the Investor and its auditors and regulators.

                           (vii) Confidentiality. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Investor, its employees and agents shall remain subject to the confidentiality provisions set forth in the Non-Disclosure Agreement by and between the New York Mercantile Exchange, Inc. and the Company dated December 5, 2006, other than to the extent information furnished pursuant to Section 6(a)(iii) is consolidated in the Investor's financial statements as provided therein.

                  (b) Rule 144. For so long as the Investor owns or holds any of its initial investment of 10,758,886 shares of Common Stock or shares issued upon exercise of the Warrant, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Investor may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Investor to sell the Company's Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to the Investor a written statement as to whether it has complied with such information and requirements.

                  (c) Expenses. The Investor shall bear all of the reasonable, documented out of pocket costs and expenses associated with the information, examination and audit provisions set forth in this Section 6 other than as provided in Sections 6(a)(i) and Section 6(a)(ii) hereof and Section 6(c) and shall promptly reimburse the Company for any documented expenses incurred by the Company in connection therewith, provided, however, that in the event the Company is otherwise required to have its financial information audited in its capacity as a public company, the Investor shall not be responsible to bear any costs or expenses in connection therewith. Notwithstanding the foregoing, the Investor shall bear all of the reasonable, documented, out of pocket costs and expenses relating to services not normally associated with the Company's examination and audit process, but which are incurred in connection therewith in response to a request for additional information by the Investor pursuant to this Section 6.

                  Section 7. Effectiveness of Agreement; Termination. Without affecting any other provision or parties to this Agreement, this Agreement shall terminate and the rights and obligations of the parties hereto shall have no force or effect at such time as the Investor ceases to own or hold any shares of Common Stock issued pursuant to the Stock and Warrant Purchase Agreement, including shares issued or issuable upon exercise of the Warrant. For the purposes of the immediately preceding sentence, all shares issuable upon exercise of the Warrant shall be deemed to be held by the Investor not withstanding the fact that the Warrant has not yet been executed as it relates to such shares.

                  Section 8. Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, except by a written instrument executed by the Stockholders and the Company. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

                  Section 9. No Inconsistent Agreement. Neither the Company nor any Stockholder shall enter into any agreement with respect to the Common Stock beneficially owned or held of record by it which is inconsistent with the rights granted to the Investor or the Founders in this Agreement or otherwise conflicts with the provisions hereof.

                  Section 10. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephonic confirmation thereafter),

                  (a) If to the Investor:

                               New York Mercantile Exchange
                               One North End Avenue
                               World Financial Center
                               New York, NY 10282
                               Attention:  Christopher K. Bowen, Esq.
                                            Richard D. Kerschner, Esq.
                               Facsimile No.:  (212) 299-2299
                           with a copy to (which shall not constitute notice):

                               Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                               New York, NY 10036-6522
                               Attention:  Eric J. Friedman, Esq.
                             Michael J. Zeidel, Esq.
                               Facsimile No.:  (212) 735-2000

         or       (b)      If to the Company:

                               465 Columbus Avenue
                               Valhalla, NY 10595
                               Attention:  Kevin Cassidy
                               Facsimile No.:  (914) 773-1500

                           with a copy to (which shall not constitute notice):

                               Kelley Drye & Warren LLP
                               13th Floor, 400 Atlantic Street
                               Stamford, CT 06901
                               Attention:  Brian J. Calvey, Esq.
                               Facsimile No.:  (203) 327-2669

         or       (c)  if to any Founder, to the address(es) set forth on the counterpart signature pages of this Agreement signed by such Founders;

or at such other address as the Company or the Stockholders each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                  Section 11. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each party hereto and their respective successors of the Company, whether so expressed or not, provided, however, that any such assignee shall agree to execute a joinder to this agreement and be bound by the provisions hereof.

                  Section 12. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  Section 13. Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

                  Section 14. Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  Section 15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  Section 16. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

                  Section 17. Specific Performance. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement without proof of actual damages and without the requirement of posting bond or other security. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  Section 18. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.

                  Section 19. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 20. Aggregation of Stock. All Common Stock held by or acquired by any Affiliated Person will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  Section 21. No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 22. Specific Share Count Number. Any references in this Agreement to a specific number of shares of Common Stock of the Company shall be subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like.

                            [Execution Page Follows]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                OPTIONABLE, INC.


                            By: /s/ Kevin P. Cassidy
                                -------------------------
                                Name:  Kevin Cassidy
                                Title:  Chief Executive Officer


                              NYMEX HOLDINGS, INC.


                            By: /s/ Richard Schaeffer
                                -------------------------
                                Name:  Richard Schaeffer
                                Title: Chairman


                                            FOUNDERS:


                                            Mark Nordlicht


                             By: /s/ Mark Nordlicht
                                 -------------------------
                                 Name:  Mark Nordlicht
                                 c/o Optionable, Inc.
                                 465 Columbus Avenue
                                 Valhalla, NY 10595
                                 Facsimile No.: (914) 773-1500



                             RIDGECREST CAPITAL, INC.


                             By: /s/ Edward O'Connor
                                 -------------------------
                                 Name:  Edward O'Connor
                                 Title: Vice President
                                 c/o Optionable, Inc.
                                 465 Columbus Avenue
                                 Valhalla, NY 10595
                                 Facsimile No.: (914) 773-1500

                             PIERPONT CAPITAL, INC.


                            By: /s/ Kevin P. Cassidy
                                -------------------------
                                Name:  Kevin Cassidy
                                Title:  Vice President
                                c/o Optionable, Inc.
                                465 Columbus Avenue
                                Valhalla, NY 10595
                                Facsimile No.: (914) 773-1500